Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-278243) and Form S-8 (No. 333-255933) of AG Mortgage Investment Trust, Inc. of our report dated March 11, 2024 relating to the financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
March 4, 2025